Exhibit (j)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm in this Registration Statement on Form N-1A of Glenmede Fund, Inc. relating to Disciplined U.S. Equity Portfolio (formerly, the Quantitative U.S. Large Cap Core Equity Portfolio), Disciplined U.S. Growth Equity Portfolio (formerly, the Quantitative U.S. Large Cap Growth Equity Portfolio), Disciplined U.S. Value Equity Portfolio (formerly, the Quantitative U.S. Large Cap Value Equity Portfolio), Disciplined U.S. Small Cap Equity Portfolio (formerly, the Quantitative U.S. Small Cap Equity Portfolio), Disciplined International Equity Portfolio (formerly, the Quantitative International Equity Portfolio), Environmental Accountability Portfolio (formerly, the Responsible ESG U.S. Equity Portfolio), Women in Leadership U.S. Equity Portfolio, Long/Short Equity Portfolio (formerly, the Quantitative U.S. Long/Short Equity Portfolio), Total Market Plus Equity Portfolio (formerly, Quantitative U.S. Total Market Equity Portfolio), Strategic Equity Portfolio, Equity Income Portfolio, Small Cap Equity Portfolio, Secured Options Portfolio and Global Secured Options Portfolio under the heading “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 27, 2025